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                                   EXHIBIT 23

                             PANIPINTO & ASSOCIATES
                       10440 N. Central Expwy., Ste. 1440
                                Dallas, TX 75231
                                  214-890-6488
                               Fax: 214-368-3415

                                January 7, 1997

Stone Media Corporation
634 Preston Royal, Suite 214
Dallas, Texas  75230

         Re:     Registration Statement on Form S-8

Gentlemen:

         At your request, we have examined the Registration Statement, on Form S-8 together with exhibits thereto, to be filed by you relating to the registration of 1,000,000 shares of common stock, $.01 par value per share (the "COMMON STOCK"), issuable by Stone Media Corporation, a Colorado corporation (the "COMPANY") in connection with its 1996 Special Employee and Consultants Benefit Plan (the "PLAN"). We hereby consent to the filing of our legal opinion as Exhibit 5 to the above-referenced Registration Statement.



                                        Very truly yours,





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